Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 74 to Registration Statement Nos. 033-12608 and 811-05059 on Form N-1A of our reports dated September 23, 2011, relating to the financial statements and financial highlights of HighMark Funds, comprising Balanced Fund, Cognitive Value Fund, Enhanced Growth Fund, Equity Income Fund, Geneva Mid Cap Growth Fund, Geneva Small Cap Growth Fund, International Opportunities Fund, Large Cap Core Equity Fund (formerly Core Equity Fund), Large Cap Growth Fund, Large Cap Value Fund, NYSE Arca Tech 100 Index Fund, Small Cap Core Fund (formerly Small Cap Advantage Fund), Value Momentum Fund, Bond Fund, California Intermediate Tax-Free Bond Fund, National Intermediate Tax-Free Bond Fund, Short Term Bond Fund, Wisconsin Tax-Exempt Fund, Tactical Growth & Income Allocation Fund (formerly Growth & Income Allocation Fund), Tactical Capital Growth Allocation Fund (formerly Capital Growth Allocation Fund), California Tax-Free Money Market Fund, Diversified Money Market Fund, Treasury Plus Money Market Fund, U.S. Government Money Market Fund, and 100% U.S. Treasury Money Market Fund, appearing in the Annual Reports on Form N-CSR of HighMark Funds for the year ended July 31, 2011, and to the references to us under the headings “Financial Highlights” in each of the Prospectuses, and “Disclosure of Non-Public Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

November 21, 2011